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                                                    Exhibit 24

                       POWER OF ATTORNEY

     The undersigned directors of SCANA Corporation (the "Company") hereby appoint L. M. Gressette, Jr., W. B. Timmerman, and Kevin B. Marsh, and each of them severally, as the attorney-in-fact of the undersigned, to sign in the name(s) and behalf of the undersigned, in any and all capacities stated therein, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-3, and any and all amendments thereto, with respect to the issuance and sale of up to $250,000,000 of such Company's Medium-Term Notes.

Dated  August 24, 1994
       Columbia, South Carolina


          s/B. L. Amick                        s/W. H. Hipp
          B. L. Amick                          W. H. Hipp
          Director                             Director

          s/W. B. Bookhart, Jr.                s/B. D. Kenyon
          W. B. Bookhart, Jr.                  B. D. Kenyon
          Director                             Director

          s/W. T. Cassels, Jr.                 s/F. C. McMaster
          W. T. Cassels, Jr.                   F. C. McMaster
          Director                             Director

          s/H. M. Chapman                      s/Henry Ponder
          H. M. Chapman                        Henry Ponder
          Director                             Director

          s/J. B. Edwards                      s/J. B. Rhodes
          J. B. Edwards                        J. B. Rhodes
          Director                             Director

          s/E. T. Freeman                      s/E. C. Wall, Jr.
          E. T. Freeman                        E. C. Wall, Jr.
          Director                             Director

          s/B. A. Hagood
          B. A. Hagood
          Director


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